UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  June 13, 2014

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)
On June 13, 2014, Genesis Solar Funding, LLC (Genesis Solar), an indirect wholly-owned subsidiary of NextEra Energy Resources, LLC (NEER), issued approximately $280 million principal amount of 5.60% limited-recourse senior secured amortizing notes maturing in September 2038.  NEER is an indirect wholly-owned subsidiary of NextEra Energy, Inc. Principal and interest on the notes are payable semi-annually.  The note proceeds were used by Genesis Solar primarily to reimburse affiliates for a portion of the costs associated with the construction of the solar thermal generating facility discussed below and to fund distributions to NEER, which NEER will use for general corporate purposes.  The notes are secured by liens on the equity interests in Genesis Solar and its wholly-owned subsidiary, which indirectly owns the Genesis Solar project, a 250 megawatt utility-scale concentrating solar thermal generating facility located in California. The note agreement contains default and related acceleration provisions relating to the failure to make required payments or to observe other covenants in the note agreement and related documents, the occurrence of an event of default under other existing indebtedness agreements related to the Genesis Solar project, actions by Genesis Solar or by other parties under specified agreements relating to the note agreement, the termination of certain of such specified agreements and certain bankruptcy-related events.

(b)
On June 13, 2014, Varna Wind, LP (Bluewater), an indirect wholly-owned subsidiary of NEER, entered into, and borrowed approximately C$170 million (approximately $157 million) under, a Canadian limited-recourse senior secured variable rate term loan agreement.   The loan matures 18 years from the term conversion date, which will primarily be determined by the completion of the construction of the wind generating facility described below, and is expected in late 2014. Interest on the loan is based on the applicable Canadian Dealer Offered Rate plus a margin and is payable quarterly.  Subsequent to the term conversion date, principal on the loan will be payable semi-annually.  In the event the term conversion date has not occurred by April 4, 2016, the principal amount of the loan will be payable immediately. In connection with the borrowing, Bluewater entered into an interest rate swap to hedge against interest rate movements with respect to substantially all interest payments on the loan.  Substantially all of the loan proceeds were used to repay, in part, a loan from a Canadian subsidiary of NEER that indirectly owns Bluewater related to the development and construction of a wind generating facility with a generating capability of approximately 60 megawatts located in Ontario, Canada.  The loan is secured by liens on the wind generating facility's assets and certain other assets of, and the ownership interest in, Bluewater, which owns the facility. The loan agreement contains default and related acceleration provisions relating to the failure to make required payments or to observe other covenants in the loan agreement and related documents, actions by Bluewater or by other parties under specified agreements relating to the generating facility or the loan agreement, the termination of certain of such specified agreements and certain bankruptcy-related events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)

Date:  June 17, 2014

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer of NextEra Energy, Inc.

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